Exhibit 10.36

AMENDMENT TO LOAN DOCUMENTS

This Amendment to Loan Documents (this “Amendment”) is entered into as of December 4, 2007 between TITAN MACHINERY INC., a North Dakota corporation (“Borrower”) and BREMER BANK, N.A., and it amends the following loan documents (the “Loan Documents”): (i) the Loan Agreement dated August 6, 2007 between the Borrower (collectively, the “Loan Agreement”; terms not defined herein shall have the meaning given to them in the Loan Agreement); (ii) the Collateral Documents (including, without limitation, the Security Agreement); and (iii) the Notes.

RECITALS:

A.                                   Pursuant to the Loan Documents, the Bank has established a credit facility for the benefit of the Borrower.

B.                                     The Borrower is pursuing an initial public offering of its shares of common stock  (the “IPO”).

C.                                     In connection with the IPO, Borrower will consummate various transactions or matters in connection therewith (the IPO and such transactions and matters, the “IPO Related Matters”), including, without limitation, (i) convert to a Delaware corporation and adopt a certificate of incorporation and new bylaws in connection therewith pursuant to a plan of conversion (the “Re-Incorporation”), (ii) convert its convertible debentures into shares of capital stock of the Borrower, (iii) pay accrued dividends on its shares of preferred stock in connection with the conversion of such shares into shares of Common Stock, (iv) repay subordinated debentures in the aggregate principal amount of $142,424, (v) repay the subordinated note issued to CNH Capital, LLC in an aggregate principal amount of $7.5 million, (vi) repay the subordinated debenture in the aggregate principal amount of $1.8 million issued to Titan Income Holdings, LLLP, and (vii) increase its wholesale line with CNH Capital, LLC to $200 million.

D.                                    The parties wish to enter into this Amendment to reflect their agreements and understandings with respect to the IPO and matters related thereto.

AMENDMENT:

1.                                       IPO Related Matters; Amendments and Supplements. The Bank hereby consents to the IPO Related Matters.

(a)                                  Section 1.1 of the Loan Agreement is hereby amended to add the following definitions:

“ “IPO” means an initial public offering of the Borrower’s securities.

“Change of Control” means “Change of Control” means any of the following transactions (it being further acknowledged and agreed that a public offering shall not be deemed to constitute a Change of Control):

(a)                                 a merger, consolidation or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned Borrower’s outstanding voting securities immediately prior to such transaction;

(b)                                any sale of all or substantially all of Borrower’s assets;

(c)                                 any transaction or series of related transactions (other than from the sale of shares issued or sold in any registered offering of Borrower’s securities) pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than Borrower or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, Borrower) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) twenty (20%) percent) or more of the total combined voting power of Borrower’s securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions; or

(d)                                a change in the composition of the Board of Borrower over a period of eighteen (18) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) were Board members at the beginning of such period or (ii) have been elected or nominated for election as  Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.”

(b)                                 Section 4.1 is hereby amended in its entirety to read as follows from and after consummation of the Re-Incorporation:

“Section 4.1  Existence and Power. The Borrower is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions, where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower’s chief executive office is located in Fargo, North Dakota. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Notes and the Collateral Documents.”

(c)                                  It is acknowledged and agreed that the IPO Related Matters do not constitute a Default or Event of Default under the Loan Documents. Without limiting the generality of the foregoing, it is acknowledged and agreed that the IPO Related Matters do not constitute a violation of Sections 5.1(g), 6.1, 6.11, 6.15, 6.17, 7.1(h), 7.1(k)  of the Loan Agreement.

(d)                                 From and after consummation of the IPO, Schedule 6.17 of the Loan Agreement is hereby amended to include the IPO.

(e)                                  From and after consummation of the Re-Incorporation, Section 7.1(h) is hereby amended to read as follows:

“(h)                          If the Borrower shall dissolve or no longer cease to be a validly existing corporation under the laws of the State of Delaware or be authorized to do business, if required by applicable law, in the States of North Dakota, South Dakota, Iowa, Minnesota or any other jurisdiction in which it is required to be authorized to do business.”

(f)                                    From and after consummation of the IPO, Section 7.1(k) of the Loan Agreement is hereby amended to read as follows:

“(k)                           Upon a Change of Control unless the Bank consents in writing thereto.”

(g)                                 It is acknowledged and agreed that Section 8.15 of the Loan Agreement shall continue in full force and effect.

2.                                       Additional Credit Facility. Effective as of November 9, 2007, the Bank and the Borrower agree as follows:

(a)                                  All terms defined in the Loan Agreement that are not otherwise defined herein shall have the meanings given them in the Loan Agreement. In addition, Section 1.1 of the Loan Agreement is amended by adding the following definitions (which, in the case of definitions already defined in the Loan Agreement, hereby amend such definitions in their entirety to read as set forth below):

“ “Advance” means and advance by the Bank to the Borrower pursuant to Section 2.1, 2.2, 2.4 or 2.4A.

“Borrowing Base Certificate” means a writing, in the form of Exhibit “A” attached to the Amendment, completed and signed by the Borrower as contemplated by the Loan Agreement.

“Amendment” means the Amendment to Loan Documents dated as of December 4, 2007 among the Bank and the Borrower.

“New Note I” means the promissory note referred to in Section 2.4A together with any subsequent renewals, extensions, modifications and substitutions thereof.

“Notes” means individually and collectively the Revolving Note, Floor Plan Note, Term Note and New Note I, together with any subsequent renewals, modifications, extensions or substitutions thereof.

“Total Loan Value” means (i) seventy-five percent (75%) of the Borrower’s Eligible Receivables; plus (ii) fifty percent (50%) of the Borrower’s Eligible Equipment less an amount equal to the unpaid balance of any obligations owing any Person supplying or financing the purchase of or having a lien or security interest in any equipment, other than the Bank; plus (iii) fifty percent (50%) of the Borrower’s Eligible Equipment Inventory less an amount equal to the unpaid balance of any obligations owing the person supplying or financing the purchase of any equipment inventory or having a lien or security interest in any equipment inventory, other than the Bank; plus (iv) the Borrower’s Eligible Parts Inventory less an amount equal to the unpaid balance of any obligations owing any Person supplying or financing the purchase of any parts inventory or having a lien or security interest in any parts inventory, other than the Bank, all multiplied by fifty percent (50%); less (v) the Letter of Credit Amount; less (vi) the unpaid balance of the Term Note and New Note I all as determined by the Borrower in accordance with GAAP, consistently applied and as reflected by and determined in accordance with the Borrowing Base Certificate.”

(b)                                 Section 2.4A is hereby added to the Loan Agreement as follows:

“Section 2.4A New Term Loan. Subject to and upon the terms, covenants and conditions set forth in this Agreement, the Bank agrees to make Advances to the Borrower under this Section in the aggregate amount not to exceed the sum of Two Million Dollars ($2,000,000). The obligation to repay the Advances made pursuant to this Section shall be evidenced by a promissory note payable to the Bank containing the terms relating to the repayment, interest rate and other matters as set forth in Exhibit “B” attached to and made a part of the First Amendment (“New Note I”). Notwithstanding any provision of New Note I, interest shall be payable at the rate provided for therein only on such portion of the loan proceeds as actually have been disbursed pursuant to this Section and remain unpaid. The Bank’s record shall be conclusive evidence as to whether the Borrower has authorized any loan pursuant to this Section and as to the amount of the loans which have been made and remain unpaid. The

Advances made pursuant to this Section shall not be on a revolving credit basis and, accordingly, the Borrower shall not be entitled to reborrow upon any repayment or prepayment.

Section 2.4A.1 Purpose of Advances. The purpose for the Advances under this Section 2.4A is for the long term working capital needs of the Borrower.

Section 2.4A.2  Making Advances. Each Advance under New Note I shall be made on written, oral, electronic or telephonic request from any Person purporting to be authorized to request Advances on behalf of the Borrower, which notice or request shall specify the date of the requested Advance and the amount thereof. Upon the Borrower’s fulfillment of the applicable conditions set forth in Article III, the Bank may disburse the amount of the requested Advance by crediting the same to the Borrower’s demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. Any request for an Advance, whether written, oral, electronic or telephonic, shall be deemed to be a representation that the statements set forth in Section 3.2 are correct. Any Advance request pursuant to Section 2.4A shall be made at least one bank business day prior to the date of the desired Advance and shall be in an amount not less than $100,000 and shall be made by Kevin Harrison or David J. Meyer or Ted Christianson or Peter Christianson on behalf of the Borrower. Notwithstanding the immediately foregoing sentence, in the absence of bad faith on the part of the Bank, the Borrower shall be obligated to repay all Advances notwithstanding the fact that the Person requesting the same was not in fact authorized to do so.

Section 2.4A.3 Discretionary Advances. Notwithstanding that conditions to Advances and various covenants and Events of Default are set forth herein as would be common to a loan agreement in which the lender made a commitment to lend, the Bank may, in its sole discretion and for any reason whatsoever, refuse to make Advances pursuant to Section 2.4A even though the Borrower may be in perfect compliance with this Agreement.”

(c)                                  Section 2.8 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Section 2.8 Prepayment Premium. The Borrower may prepay the Term Note and New Note I, in whole or in part, at any time and from time to time subject to the prepayment premium set forth in this Section. Specifically, the amount of prepayment, if any, in excess of ten percent (10%) of any regularly scheduled principal payment under the Term Note or New Note I shall be subject to a prepayment premium (which the Borrower shall pay on demand by the Bank) equal to the present value of the income lost by the Bank based upon the difference between the rate of interest with respect to the Term Note or New Note I at the time of prepayment and the yield on a similar term note priced in the interest rate environment at the time of prepayment over the same remaining pricing maturity. Any payments on the principal of the Term Note or New Note I using proceeds of any condemnation or insurance award, from refinancing, from the sale of any of the property subject to the Collateral Documents and any other payments on the principal of the Term Note or New Note I from any other source in excess of any principal payment scheduled pursuant to the Term Note or New Note I shall be deemed a prepayment for purposes of this Section. All prepayments may be applied by the Bank first toward reduction of the last maturing installment or installments of the Term Note or New Note I and shall not modify the due date or amount of the remaining unpaid installments.”

3.                                       Representations and Warranties. To induce the Bank to execute and deliver this Amendment the Borrower represents and warrants to the Bank now and after the date of the Re-Incorporation that:

(a)                                  this Amendment, and the documents to be executed in connection with this Amendment, have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations, contracts and agreements of the Borrower enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)                                 the Loan Documents, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Borrower enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)                                  the execution, delivery and performance by the Borrower of this Amendment, and its related documents, (i) has been duly authorized by all requisite corporate action of the Borrower and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or the Borrower’s articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon them, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph 3.1(c) and

(d)                                 all the representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.

4.                                       General.

(a)                                  Except as amended hereby, the Loan Documents shall continue in full force and effect.

(b)                                 This Amendment shall be construed in connection with and as a part of the Loan Documents, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Loan Documents shall be and remain in full force and effect.

(c)                                  The Borrower warrants and represents that the Loan Agreement, as amended herein, the Notes, the Collateral Documents and the Guaranty are legally valid and binding obligations of the Borrower and the Guarantor subject to no defenses, set-offs or counterclaims and are in full force and effect notwithstanding this Amendment or the IPO Related Matters.

(d)                                 By entering into this Amendment, the Bank does not waive any right, power or remedy to which it is entitled as a result of any Event of Default which may exist with respect to the Loan Documents or Guaranty.

(e)                                  The Borrower agrees to do such further acts and things and execute and deliver, or cause to be executed and delivered, such agreements, powers and instruments as the Bank may reasonably require or deem necessary to carry into effect the purposes of this Amendment.

(f)                                    This Amendment, together with the Loan Documents, constitutes the entire Agreement between the parties and shall not in any way be modified, varied or amended unless in writing signed by the parties. This Amendment supersedes any prior amendments to the Loan Agreement.

(g)                                 This Amendment shall control with respect to any of its provisions that conflict or are inconsistent with the Loan Documents, but to the extent not conflicting or inconsistent, the Loan Documents and any other such documents executed in connection with the transaction contemplated by this Amendment and the Loan Documents shall be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first set forth above.

TITAN MACHINERY INC.

By:	/s/ Ted O. Christianson
Its:	V.P. – Finance, Treasurer

BREMER BANK, N.A.

By:	/s/ Wes Well
Its:	President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Titan Machinery, Inc. (“Borrower”) to Bremer Bank, N.A. (“Bank”), a national banking association pursuant to a guaranty previously executed and delivered to the Bank, ( “Guaranty”), hereby: (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and conditions thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of its Guaranty; and (iv) acknowledges that the Bank may amend, or restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Bank.

Date: December , 2007
David J. Meyer

EXHIBIT A
BORROWING BASE AND COMPLIANCE CERTIFICATE
(Accounts Receivable, Equipment & Inventory)

TO:                            Bremer Bank, N.A. (“Bank”)

Pursuant to that certain Loan Agreement dated August 7, 2007 by and between Titan Machinery Inc., a North Dakota corporation (the “Borrower”), and the Bank, the Borrower hereby:

A.                                   repeats and reaffirms to the Bank each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements related thereto, and certifies to the Bank that each and all of said warranties and representations are true and correct as of the date hereof; and

B.                                     represents, warrants and certifies that the Borrower owns, subject only to the security interest granted to the Bank, (unless otherwise provided for in the Loan Agreement) the following properties:

BORROWING BASE

1.                                       Accounts Receivable:

(a) Total Accounts Receivable as of , 200		$
(b) Less: Ineligible Accounts Receivable
(i) Over 90 days	$
(ii) 10% over 90 days	$
(iii) bankruptcy of account debtor	$
(iv) intercompany accounts receivable	$
(v) other accounts deemed ineligible by Bank	$
$
(c) Eligible Accounts Receivable [Line 1(a) minus Line 1(b)]		$
(d) Loan Value of Eligible Accounts Receivable (Line 1(c) times 75%)		$

2. Eligible Equipment:
Loan Date 2006

(a) Net Book Value of Eligible Equipment.	$

(b) Less Prior Liens	$

(c) Eligible Equipment [Line 2(a), less Line 2(b)]	$

(d) Loan Value [50% of line 2(c)]	$

3. Eligible Equipment Inventory

(a) New & Used Wholegood Inventories	$

(b) Less Bremer Floorplan Note #320166	$

(c) Less Other Floorplans	$

(d) Eligible Inventory (Line 3(a) minus Line 3(b) minus Line 3(c) )	$

(e) Loan Value (50% of Line 3(d) )	$

4. Eligible Parts Inventory

(a) Book value of parts inventory	$

(b) Less liens and payables	$

(c) Eligible Parts (Line 4(a) minus Line 4(b)	$

(d) Loan Value [50% of Line 4(c)	$

2

5. Outstanding Letters of Credit	$

6. Eligible Borrowing Base (Line 1(d) plus Line 2(d) plus Line 3(e) plus Line 4(d) minus Line 5)	$

7. Amount of Promissory Note Borrowing Base Used to Support Advances (outstanding balance of Loan #320164)	$

8. Less Balance of Existing Term Loan #320164	$

9. Less Balance of New Term Note #	$

9. Margin (Deficit) (Line 6 minus Lines 7, 8, and 9)	$

C.                                     represents, warrants and certifies that there has not been (except as may be otherwise indicated below) any change since the computation dates specified above to the date hereof which would materially reduce the amounts shown above if such amounts were computed as of the date of this Certificate.

D.                                    certifies as of                    , 200     that the following computations of financial covenants and tests contained in the Loan Agreement and related documents are as follows:

Debt to Capital Base:
a) Indebtedness	$
b) Capital Base	$
c) Debt to Capital Base (a divided by b)

Required:  Less than or equal to:  5.0 to 1 (Section 6.9)

Current Ratio
a) Current Assets	$
b) Current Liabilities	$
c) Current Ratio (a divided by b)
Required: Greater than 1.20 to 1	(Section 6.8)

3

Debt Service Coverage Ratio:

a) Net Operating Income	$
b) Depreciation & Amortization Expense	$
c) Interest Expense	$
d) Current Maturities of Long Term Debt	$
e) Interest Expense Paid	$
f) Capital Expenditures (Not Financed)	$
g) Debt Service Coverage Ratio
(g=(a plus b plus c); divided by (d plus e plus f) )

Required:  Greater than 1.20:1                                     (Section 6.10)

New Equipment Inventory Turnover:

a) Gross Sales of New Equipment	$
b) New Equipment Inventory	$
c) New Equipment Turnover (c=a divided by b)

Required:  Greater than 2.0:1                                           (Section 6.18)

Used Equipment Inventory Turnover:

a) Gross Sales of Used Equipment	$
b) Used Equipment Inventory	$
c) Used Equipment Turnover (c=a divided by b)

Required:  Greater than 2.0:1                                           (Section 6.19)

Parts Inventory Turnover:

a) Gross Sales of Parts	$
b) Parts Inventory	$
c) Parts Turnover (c=a divided by b)

Required:  Greater than 1.50:1                                     (Section 6.20)

4

All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

The undersigned further confirms that each representation and warranty contained in the Loan Agreement and related documents is true and accurate as the date hereof.

Signed	Date

5

EXHIBIT B

NON REVOLVING

PROMISSORY NOTE

(New Note I)

$2,000,000	Lisbon, North Dakota
November , 2007

For value received, the undersigned, TITAN MACHINERY INC., a North Dakota corporation (“Borrower”), promises to pay to the order of BREMER BANK, NATIONAL ASSOCIATION, a national banking association, (“Bank”) at its office in Lisbon, North Dakota or such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the undersigned pursuant to Section 2.4A of that certain Loan Agreement between the Borrower and the Bank dated August 7, 2007, (together with all amendments, modifications and restatements thereof the “Agreement”), and remaining unpaid at maturity, together with interest on all principal amounts hereunder remaining unpaid from time to time from the date of the initial Advance hereunder at an annual rate (computed on a 365/360 basis; that is by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding) equal to 8%.  Under no circumstances will the interest rate on this New Note I be more than the maximum rate allowed by applicable law.

The Advances made pursuant to this New Note I shall not be on a revolving credit basis and, accordingly, the Borrower shall not be entitled to reborrow upon any prepayment.

Principal and interest due under this New Note I shall be payable in consecutive monthly installments of $40,000, commencing on January 1, 2008 and continuing on the 1st day of each month thereafter until December 1, 2012 when the balance of all unpaid principal and accrued interest of this New Note I shall be due and payable in full unless payment in full is demanded earlier under the Agreement.

This promissory note is the New Note I referred to in the Agreement and the holders hereof are entitled to all of the benefits provided for in the Agreement, to which Agreement reference is hereby made for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which provisions of the due date of this New Note I may be accelerated.  Payment of this New Note I is secured by the Collateral Documents and guaranteed by the Guaranty referred to in the Agreement.  The provisions of the Agreement are incorporated by reference herein with the same force and effect as though fully set forth herein.  The terms used in this New Note I shall have the same definitions as provided for in the Agreement.

This New Note I shall be subject to a late payment service charge as set forth in the Agreement.  This New Note I is also subject to the prepayment premium contemplated by the Agreement.

EXHIBIT “B”

All payments on this New Note I shall be first applied to the payment of any costs of collection and attorneys’ fees that may be due hereon (as allowed by law), then to the payment of accrued interest and finally to the payment of principal.

This New Note I is issued and shall be governed by the laws of the State of North Dakota.  All makers, endorsers, sureties, guarantors, and other accommodation parties hereby waive presentment for payment, protest and notice of non-payment; and a consent without affecting their liability hereunder, to any and all extensions, renewals, substitutions, and alterations of any of the terms of this New Note I and to release of, or failure by the Bank to exercise any rights against, any party liable for or any property securing payment thereof.

The Borrower hereby waives the right to any jury trial in any action, proceeding or counterclaim brought by either the Bank or the Borrower against the other.

TITAN MACHINERY INC.

By
David J. Meyer
Its CEO & Chairman